Exhibit 32

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of Community Financial Corporation (the "Company") that the quarterly report of the Company on Form 10-Q for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: November 12, 2007	/s/ P. Douglas Richard P. Douglas Richard President and Chief Executive Officer

Dated: November 12, 2007	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer